EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Drexler Technology Corporation:

We consent to use of our report dated February 24, 2004, with respect to the consolidated balance sheet of Drexler Technology Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the nine month period then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/    KPMG LLP

Mountain View, California

March 15, 2004